Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cortexyme, Inc.

South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231307) of Cortexyme, Inc. of our report dated March 16, 2020, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 16, 2020